                                                                    Exhibit 99.1

                                         Company Contact:         Investor Contact:
          TACT(R)                         Sal Quadrino, CFO        Joseph M. Zappulla
---------------------------               TACT                     Wall Street Consultants Corp.
The A Consulting Team, Inc.               732-499-8228             212-681-4100
                                          squadrino@tact.com       jzappulla@wallstreetir.com



         THE A CONSULTING TEAM REPORTS SECOND QUARTER FINANCIAL RESULTS

  COMPANY SCHEDULES CONFERENCE CALL ON AUGUST 11, 2006 AT 10:30 A.M. TO PRESENT
                                FINANCIAL RESULTS


NEW YORK, NEW YORK, August 9, 2006 - The A Consulting Team, Inc. ("TACT") (Nasdaq Capital Market: TACX), an IT and Business Process Outsourcing (BPO) services provider to Fortune 1000 Companies, today reported financial results for its second quarter ended June 30, 2006. The Company reported revenue of $6.7 million, up slightly over the prior year second quarter. The Company generated net earnings in the second quarter of $682,000 or $0.28 per diluted share compared to a net loss of $(546,000) or $(0.24) per basic and diluted share in the second quarter of the previous year. The current year second quarter results included $881,000 of net proceeds received by the Company in connection with the release of claims relating to the terminated transaction with Vanguard Info-Solution Corporation, while the comparable 2005 period included $617,000 of costs associated with the terminated transaction.

   ---------------------------------------- ------------------------------ ----------------------------
     (In 000s except per share amounts)          Three Months Ended             Six Months Ended
   ---------------------------------------- ------------------------------ ----------------------------
                                               6-30-06(1)     6-30-05(2)      6-30-06(1)    6-30-05(2)
   ---------------------------------------- -------------- --------------- ------------- --------------
   Revenue                                  $     6,738    $     6,704     $     12,648  $     12,819
   ---------------------------------------- -------------- --------------- ------------- --------------
   Gross Profit                             $     1,813    $     1,783     $      3,425  $      3,658
   ---------------------------------------- -------------- --------------- ------------- --------------
   Income/(Loss) from Operations            $       683    $      (543)    $        543  $       (800)
   ---------------------------------------- -------------- --------------- ------------- --------------
   Net Income/(Loss)                        $       682    $      (546)    $        543  $       (805)
   ---------------------------------------- -------------- --------------- ------------- --------------
   EPS per share - basic                    $      0.29    $     (0.24)    $       0.23  $      (0.37)
   ---------------------------------------- -------------- --------------- ------------- --------------
   EPS per share - diluted                  $      0.28    $     (0.24)    $       0.23  $      (0.37)
   ---------------------------------------- -------------- --------------- ------------- --------------

(1) Includes net proceeds received by the Company in connection with the release of claims relating to the terminated transaction with Vanguard Info-Solution Corporation of $881,000 in the three and six month periods ended June 30, 2006 respectively.
(2) Includes costs associated with the terminated transaction in the three and six month periods ended June 30, 2005 of $617,000 and $1,162,000, respectively.

The Company's gross profit margin for the second quarter 2006 was 26.9 percent, slightly higher than the second quarter 2005 of 26.6 percent. Selling, general and administrative (SG&A) costs were $1.1 million, net of the $881,000 proceeds received by the Company in connection with the release of claims relating to the terminated Vanguard transaction, compared to $2.3 million in the same period of the previous year, which included approximately $617,000 of costs associated with the terminated transaction. Excluding these transaction related items, SG&A increased by $321,000 due to increased compensation costs primarily associated with additional sales and marketing personnel and increased legal and other professional fees.

Shmuel BenTov, TACT's president and CEO, commented, "TACT continues to focus on increasing its revenues and replacing a number of projects that were completed towards the end of 2005. We have invested in marketing and sales professionals to achieve this goal."

Sal Quadrino, TACT's chief financial officer, added, "TACT closed the 2006 second quarter with $2.3 million or $0.96 per share in cash and cash equivalents. The company's financial position remains strong with a current ratio of 3.0 and no long-term debt."

TACT has scheduled a conference call to present its second quarter financial results for August 11, 2006, at 10:30 a.m. (EDT). Interested parties may access the conference call by dialing 800-670-3543 and providing the following reservation number: 21301321. The call will be available via the Internet through CCBN at www.fulldisclosure.com. A replay of the conference call in its entirety will also be available through CCBN.

About TACT

TACT (Nasdaq Capital Market: TACX) has built a reputation for cutting-edge IT Solutions that is exemplified by its impressive roster of Fortune 1000 customers. TACT focuses on a business-oriented, value-added approach to its end-to-end IT Services and Business Process Outsourcing solutions. For over 20 years, TACT has provided complete project life-cycle services in the areas of Business Intelligence, Custom Application Development, Strategic Sourcing, Support and Maintenance, Data Supply Chain, Collaboration, Quality Assurance, Project Portfolio Management, and other specific vertical solutions. TACT has offices in New York City, Clark, New Jersey, and Bangalore, India. More information about TACT(R) can be found at its web site at http://www.tact.com



"Safe Harbor" Statements under the Private Securities Litigation Reform Act of 1995: Statements made in this press release which are not historical facts, including those that refer to TACT plans, beliefs and intentions, are "forward-looking statements" that involve risks and uncertainties. These risks and uncertainties could cause actual results to differ materially from the forward-looking statements, and include, but are not limited to, TACT's ability to scale its existing and any new businesses. For a more complete description of the risks that apply to TACT's business, please refer to the Company's filings with the Securities and Exchange Commission. The Company's actual results may differ materially from the results anticipated in these forward-looking statements as a result of certain factors set forth under Risk Factors and elsewhere in the Company's Annual Report on Form 10-K with the Securities and Exchange Commission on March 29, 2006.




                 * * * * * Financial Statements Follow * * * * *

                           THE A CONSULTING TEAM, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                SIX MONTHS ENDED                      THREE MONTHS ENDED
                                                                    JUNE 30,                               JUNE 30,
                                                       -----------------------------------     ----------------------------------
                                                             2006               2005                2006               2005
                                                       -----------------    --------------     ---------------    ---------------
                                                         (unaudited)         (unaudited)          (unaudited)        (unaudited)

REVENUES                                                 $   12,648,493       $12,819,166        $  6,737,842        $ 6,704,056

Cost of revenues                                              9,223,831         9,161,623           4,925,055          4,921,344
                                                       -----------------    --------------     ---------------    ---------------
Gross profit
                                                              3,424,662         3,657,543           1,812,787          1,782,712
OPERATING EXPENSES:

Selling, general & administrative                             2,804,240         4,336,285           1,088,695          2,264,873

Depreciation & amortization                                      77,482           121,463              40,798             61,274
                                                       -----------------    --------------     ---------------    ---------------

                                                              2,881,722         4,457,748           1,129,493          2,326,147
                                                       -----------------    --------------     ---------------    ---------------
Income/(Loss) from operations

                                                                542,940          (800,205)            683,294           (543,435)
OTHER INCOME(EXPENSE):

Interest income-net                                              17,060             5,635              11,276              2,188
                                                       -----------------    --------------     ---------------    ---------------


                                                                 17,060             5,635              11,276              2,188
                                                       -----------------    --------------     ---------------    ---------------
INCOME/(LOSS) BEFORE INCOME TAXES
                                                                560,000          (794,570)            694,570           (541,247)

Provision for income taxes                                       17,500            10,296              12,800              4,375
                                                       -----------------    --------------     ---------------    ---------------
NET INCOME/(LOSS)
                                                                542,500          (804,866)            681,770           (545,622)

Other comprehensive loss - foreign
   currency adjustment                                           (4,486)              --               (2,321)               --
                                                       -----------------    --------------     ---------------    ---------------
Comprehensive income/(loss)                              $      538,014       $  (804,866)       $    679,449        $  (545,622)
                                                       =================    ==============     ===============    ===============

Net income/(loss) per share
                             Basic                       $         0.23       $     (0.37)       $       0.29        $     (0.24)
                                                       =================    ==============     ===============    ===============

                             Diluted                     $         0.23       $     (0.37)       $       0.28        $     (0.24)
                                                       =================    ==============     ===============    ===============

                           THE A CONSULTING TEAM, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                  June 30, 2006          December 31, 2005
                                                               --------------------    -----------------------
                                                                   (unaudited)
ASSETS
Current Assets:
      Cash and cash equivalents                                      $   2,293,085             $    2,156,867

      Accounts receivable                                                4,972,914                  3,918,371

      Other current assets                                                 278,462                    594,976
                                                               --------------------    -----------------------
           Total current assets
                                                                         7,544,461                  6,670,214

      Investment, net                                                       87,059                     87,059

      Property and equipment, net                                          462,729                    480,845

      Goodwill                                                           1,140,964                  1,140,964

      Deposits and other assets                                            108,561                    114,363
                                                               --------------------    -----------------------
           Total assets                                              $   9,343,774             $    8,493,445
                                                               ====================    =======================


LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities                                                  $   2,518,869             $    2,288,648



Total shareholders' equity                                               6,824,905                  6,204,797
                                                               --------------------    -----------------------


Total liabilities and shareholders' equity                           $   9,343,774             $    8,493,445
                                                               ====================    =======================